Exhibit 10.2

Promissory Note

RECITATIONS:

Date: September __, 2018

Borrower: Oxford Northeast Ltd.

Borrower’s Address: 108 NY-Route 59, Monsey, NY 10952

Payee: Abraham Miller

Place for Payment:

Principal Amount: $35,000

Interest Rate: 2.0%

Term: 12 Months

Payment: Principal and Accrued Interest due 12 months from the date of the Note,

1.	INTEREST RATE: The interest rate on the principal amount shall be 2.0%. However, the annual interest rate on matured, unpaid amounts shall be the maximum amount permitted by the Laws of the State of New York.

2.	PAYMENT TERMS. The principal and all accrued interest shall be due and payable twelve (12) months from the date hereof. If payment in full (plus accrued interest) is not paid on time, the entire amount due will be subject to the maximum amount of interest permitted by the Laws of the State of New York.

3.	BORROWER’S PRE-PAYMENT RIGHT. Borrower reserves the right to prepay this Note in whole or in part, prior to maturity, without penalty.

4.	DEFAULT AND ACCELERATION CLAUSE. If Borrower defaults in the payment of this Note or in the performance of any obligation, and the default continues after Payee gives Borrower notice of the default and five (5) business days in which Borrower may cure such default has lapsed during which time Borrower has not cured the default, then Payee may declare the unpaid principal balance and earned interest on this Note immediately due. Borrower and each surety, endorser, and guarantor waive all demands for payment, presentation for payment, notices of intentions to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

5.	INTEREST. Interest on this debt evidenced by this Note shall not exceed the maximum amount of non-usurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of the maximum shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this instrument (and any other instruments) concerning this debt.

6.	FORM OF PAYMENT. Any check, draft, Money Order, wire transfer to an account chosen by Payee or other instrument given in payment of all or any portion hereof may be accepted by the Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Payee hereof except to the extent that actual cash proceeds of such instruments are unconditionally received by the Payee and applied to this indebtedness in the manner elsewhere herein provided.

7.	ATTORNEY’S FEES. If this Note is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Borrower shall pay Payee all costs of collection and enforcement, including reasonable attorney’s fees and court costs in addition to other amounts due.

8.	SEVERABILITY. If any provision of this Note or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of the provision to other persons, entities or circumstances shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.

9.	BINDING EFFECT. The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives, and assigns of the parties hereto.

10.	DESCRIPTIVE HEADINGS. The descriptive headings used herein are for convenience of reference only and they are not intended to have any effect whatsoever in determining the rights or obligations under this Note.

11.	ASSIGNMENT. This Note may not be assigned by either party without the written consent of other party.

12.	CONSTRUCTION. The pronouns used herein shall include, where appropriate, either gender or both, singular and plural.

13.	GOVERNING LAW. This Note shall be governed, construed and interpreted by, through and under the Laws of the State of New York.

14.	NO COUNTER CLAIMS. In the event Payee brings an action against Borrower for the collection of this Note, Borrower may not interpose any cause of action or counter claim that Borrower may have against Payee as a defense to the action brought by Payee for the collection of this Note. Borrower is responsible for all obligations represented by this Note.

EXECUTED this    day of September 2018.

OXFORD NORTHEAST LTD.

By:

Its:

Sworn to before me this ____ day of September 2018

Notary